Exhibit 99.1

Press Release

Novavax Announces Changes to Board of Directors

•	James Young, PhD retires as Chair of the Board, Margaret McGlynn, RPh, appointed

•	John Shiver, PhD appointed to board of directors

GAITHERSBURG, Md., March 11, 2025 – Novavax, Inc. (Nasdaq: NVAX) today announced that James Young, PhD, is retiring as Chair of the Board and Margaret McGlynn, RPh, has been appointed as his successor. The Company also appointed John Shiver, PhD, to its board as an independent director.

Dr. Young made the decision to resign from the board effective March 10, 2025. He has served on Novavax’s board since 2010 and as Chair since 2011. During his tenure, the Company acquired Isconova and the Matrix-M™ adjuvant, now a key component of its technology platform. Novavax also earned global approvals for and commercialized its first vaccine ever for COVID-19, ramping up quickly to meet the demands of the global pandemic. Dr. Young helped to guide the Company through the partnership with Sanofi in 2024 and the subsequent transformative focus on a new corporate growth strategy to maximize the impact of Novavax’s cutting-edge technology by focusing on strategic partnerships for its research and development (R&D) assets and its Matrix-M™ adjuvant.

“We’ll forever be grateful for Jim’s leadership during such critical moments for Novavax over the past 15 years,” said John C. Jacobs, President and Chief Executive Officer, Novavax. “With the solid foundation he helped build, we look forward to advancing our corporate growth strategy with Margie at the helm of the board, and now with John’s guidance as well. Both Margie and John bring a wealth of experience and under the collective leadership of all of our board members, we are well-positioned to deliver for our shareholders."

Ms. McGlynn has served on Novavax’s board of directors since 2020. She previously served as President, Merck Vaccines and Infectious Disease, and after 26 years at Merck, served as CEO of the International AIDS Vaccine Initiative. She also serves on the board of directors of Amicus Therapeutics and University at Buffalo Foundation.

“Thanks to Jim’s leadership, Novavax is primed to deliver against an exciting new pipeline through strategic collaborations,” said Ms. McGlynn. “I look forward to working with this immensely talented board and executive leadership team to support Novavax as it moves into a position of strength over the coming years.”

Dr. Shiver has more than 30 years of vaccine, biologics and RNA therapeutics experience in pharmaceutical research and development. He has led teams of scientists to develop novel vaccine and monoclonal antibody candidates to prevent or treat more than 40 infectious and non-infectious diseases. Dr. Shiver has also created a machine learning/artificial intelligence group to help design new vaccine candidates. He has served on multiple scientific advisory boards and committees including the International AIDS Vaccine Initiative Board of Directors and the Board of Directors for Icosavax, Auravax and Calder Biosciences. Dr. Shiver is a Special Advisor to F Prime Capital and serves as Head of R&D and an Observer of the board of directors at Vibrant Biomedicines. His past experience includes roles at IGM ID, Sanofi Pasteur, Merck and the National Cancer Institute. Dr. Shiver holds a Bachelor of Science degree in Chemistry and Mathematics from Wofford College and a Doctor of Philosophy in Physical Chemistry from the University of Florida.

Forward-Looking Statements

Statements herein other than statements of historical fact, including statements relating to the Company’s corporate growth strategy, the composition of its Board of Directors, and expectations regarding its clinical pipeline through strategic collaborations, are forward-looking statements. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, challenges or delays in obtaining regulatory authorization or approval for its COVID-19 vaccine, in particular with respect to its BLA submission to the FDA for approval of its COVID-19 vaccine, or its other product candidates, including for future COVID-19 variant strain changes, its CIC vaccine candidate, its stand-alone influenza vaccine candidate or other product candidates; Novavax’s ability to successfully and timely manufacture, market, distribute, or deliver its updated 2024-2025 formula COVID-19 vaccine and the impact of its not having received a BLA from the FDA for the 2024-2025 vaccination season; challenges related to Novavax’s partnership with Sanofi and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials or studies for its product candidates; manufacturing, distribution or export delays or challenges; Novavax’s substantial dependence on SII and Serum Life Sciences Limited for co-formulation and filling Novavax’s COVID-19 vaccine and the impact of any delays or disruptions in their operations; difficulty obtaining scarce raw materials and supplies including for its proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on Novavax’s ability to pursue planned regulatory pathways, alone or with partners; challenges in implementing its global restructuring and cost reduction plan; Novavax’s ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of its updated 2024-2025 formula COVID-19 vaccine or any COVID-19 variant strain containing formulation, or for its CIC vaccine candidate and stand-alone influenza vaccine candidate or other product candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements and challenges in amending or terminating such agreements; challenges related to the seasonality of vaccinations against COVID-19 or influenza; challenges related to the demand for vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities, including with respect to Novavax’s Matrix-MTM adjuvant; Novavax’s expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; and those other risk factors identified in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Novavax's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.novavax.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) tackles some of the world's most significant health challenges by leveraging its scientific expertise in vaccines and its cutting-edge technology platform, including a protein-based nanoparticle and Matrix-M™ adjuvant. The Company's growth strategy is focused on building new and diversified partnerships via the out-licensing of its technology platform and vaccine assets earlier in the development process. These strategic collaborations are fueled by smart investments in a growing early-stage pipeline starting with the Company's core expertise in infectious disease and potentially expanding into other disease areas. Please visit novavax.com and LinkedIn for more information.

Contacts:

Investors
Luis Sanay, CFA
240-268-2022
ir@novavax.com

Media
Giovanna Chandler
202-709-5563
media@novavax.com